Exhibit 10.12

EMPLOYEE NONCOMPETITION,

NONDISCLOSURE AND DEVELOPMENTS AGREEMENT

September 25,2000

In consideration and as a condition of my employment by Fleetman, Inc. (the “Company”), I, Ronald F. Clarke, hereby agree with the Company as follows:

1. During the period of my employment by the Company, I shall devote my full time and best efforts to the business of the Company and I shall neither pursue any business opportunity outside the Company nor take any position with any organization excluding social, charitable and civic organizations other than the Company without the approval of a majority of the disinterested members of the Company’s Board of Directors (the “Board”). Furthermore, during the period of my employment by the Company and for one (1) year thereafter, other than on behalf of the Company, I shall not, in the States of the United States of America listed on Exhibit A, which is specifically incorporated by reference herein, and in the parishes of the State of Louisiana listed on Exhibit B which is specifically incorporated by reference herein, in all of which I agree that the Company carries on business, (the “Restricted Area”), directly or indirectly, alone or as a partner, officer, director, owner, employee or stockholder of any entity, (a) engage in any fuel-related business activity similar to that of the Company which is or proposes to be in competition with the products or services being developed, manufactured or sold by the Company, or (b) solicit or do business with any customer of the Company or any potential customer of the Company or (c) employ, or knowingly permit any company or business organization by which I am employed or which is directly or indirectly controlled by me to employ, any person who is employed by the Company, or is an agent, representative or consultant of the Company, at any time during my Company employment or during the period of one year thereafter, or in any manner seek to solicit or induce any such person to leave his or her employment or other relationship with the Company, or assist in the recruitment or hiring of any such person. The foregoing shall not apply to non-targeted general advertising for employees, agents, representatives or consultants with whom I am not involved directly or indirectly. For purposes of clause (a) of the preceding sentence as it relates to the one year period following the termination of my employment by the Company, an entity which neither sells, directly or indirectly, its products or services to at least one of the existing customers of the Company or the customers being actively developed or solicited by the Company nor proposes to develop products or services for sale, directly or indirectly, to any such customer, shall not be deemed to be in competition with the Company.

2. I shall not at any time, whether during or after the termination of my employment, reveal to any person or entity any Confidential Information (as defined in Exhibit C hereto), except to employees and consultants of the Company who need to know such Confidential Information for the purposes of their employment or consultancy, or as otherwise authorized by the Company in writing, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any Confidential Information except as may be required in the ordinary course of performing my duties as an employee of the Company, and I shall not use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

Furthermore, I agree that during my employment I shall not make, use or permit to be used any Company Documentation (as defined in Exhibit C hereto) other than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit others to use any such Company Documentation, it being agreed that all Company Documentation shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my employment I shall deliver all Company Documentation in my possession, and all copies thereof, to the Company, at its main office.

3. If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development (as defined in Exhibit C hereto) that (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (b) results from tasks assigned to me by the Company; or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks) I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

4. I shall, during my employment and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require:

(a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, trademarks or other analogous protection in any country throughout the world relating to a Development and when so obtained or vested to renew and restore the same; and

(b) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark or other analogous protection.

5. If the Company is unable, after reasonable effort, to secure my signature on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

6. I agree that any breach of this Agreement by me will cause irreparable harm to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance and other equitable relief to prevent the violation of my obligations hereunder.

7. I understand that, unless earlier terminated in accordance with the terms set forth herein, the term of this Agreement and my employment by the Company hereunder will be for a period of one (1) year from the date of this Agreement (the “Initial Term”). Following the Initial Term, this Agreement may be renewed for successive one-year periods upon the mutual written agreement of both parties to so renew this Agreement. At least sixty (60) days prior to the expiration date of the Initial Term or the expiration date of this Agreement in any yearly period thereafter, the parties shall meet to express their desires to renew, change, amend or terminate this Agreement, and if no such agreement is reached to renew, change, amend or terminate this Agreement, this Agreement shall automatically renew on the terms hereof, unless notice is provided to me at least thirty (30) days prior to expiration that the agreement will not be renewed, in which case the Company shall pay the severance amount set forth in Section 9(b) hereof. I further acknowledge that no severance shall be paid if I provide notice not to renew the Agreement.

8. During the term of this Agreement, I will be employed by the Company as its Chief Executive Officer and will in that capacity use my best efforts to perform such duties as may from time to time be assigned to me by a majority of the disinterested members of the Board, which duties may from time to time include, without limitation, the direction and oversight of Company operations.

(a) I understand that during the term of my employment by the Company pursuant to this Agreement, I will be paid a gross base salary in an amount to be determined by the Board, which amount will initially be paid to me in bi-weekly installments at an annualized rate of $350,000.00, with such annual increases, if any, as may be authorized by the Compensation Committee of the Board and approved by a majority of the Board’s disinterested members.

(b) I further understand that I will be entitled to participate on the same basis, and subject to the same rules, regulations and criteria eligibility, as other management employees of the Company in the Company’s standard benefits package generally available to all other officers and employees of the Company.

(c) In connection with my relocation to the area of the then headquarters of the Company, the Company agrees to reimburse me for relocation expenses up to $40,000.00, including, without limitation, temporary housing, temporary storage and moving expenses and the closing costs associated with the purchase of a primary residence at the area of the then headquarters of the Company. In addition, the Company agrees to reimburse me up to $50,000.00 to cover the closing costs associated with the sale of my primary residence in the Atlanta, Georgia area. I hereby agree that all such expenses to be reimbursed to me under this Section 8(c) by the Company shall be reasonable and that I shall provide suitable and accurate documentation evidencing such costs incurred, and the Company shall provide reimbursement within a reasonable time after the receipt of such documentation. The expenses in this Section 8(c) will be charged as Company business expenses to the extent permitted by the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. The reimbursement of some of these expenses may be considered compensation includible in my gross income. To the extent the reimbursement does constitute income includible in the gross income to me, the Company agrees to make an additional payment (the “Gross-Up Payment”) in order to put me in the same financial position after the payment of taxes with respect to the includible amounts referred to above (and accounting for any taxes paid in connection with the Gross-Up Payment) as I would have been if none of the reimbursement amounts had been includible in gross income.

9. (a) I understand that the Company may terminate my employment and this Agreement at any time during its Initial Term or any subsequent renewal term on thirty (30) days prior written notice and the payment of all sums due hereunder, and I further understand that I may terminate this Agreement and my employment hereunder at any time upon thirty (30) days’ written notice to the Board.

(b) In the event that the Company terminates this Agreement and my employment hereunder during the Initial Term or during any subsequent renewal term for any reason other than for Cause (as defined below), then I will receive as severance pay, in equal installments over twelve months (the “Severance Period”), an amount equal to one hundred and fifty percent (150%) of my then current annual base salary plus then accrued and unpaid vacation irrespective of re-employment. If I elect after the termination of this Agreement and my employment to continue health insurance coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall make premium payments on my behalf equal to its contribution made on my behalf immediately prior to my separation from employment with the Company, until the earlier of (i) the conclusion of the Severance Period or (ii) the date upon which I commence employment with any other employer. I understand that the Company also will continue my coverage under the Company’s life and disability insurance plans during the Severance Period, if permissible under and subject to the terms, conditions and limitations of the respective plan documents. I will be entitled to no other severance or other compensation or benefit upon termination other than as required by law or expressly provided for herein. A termination for Cause within the meaning of this subsection (b) means the Company’s termination of my employment pursuant to this Agreement for (i) my failure or refusal to render services to the Company in accordance with my obligations under this Agreement, (ii) commission by me of any act of disloyalty, gross negligence, dishonesty or breach of fiduciary duty, (iii) my material breach of any term of this Agreement, (iv) (A) commission by me of any crime or any act of fraud or embezzlement, or (B) the misappropriation by me of any money or other assets or property (tangible or intangible) of the Company, (v) my disregard of or failure to follow the material written rules or policies of the Company, or the commission by me of any other action with the intent to materially damage the Company, (vi) the commission by me of acts which generate material adverse publicity toward the Company, (vii) my commission or conviction of a felony or (viii) my death or my inability due to a disability to perform the essential functions of my job for three (3) consecutive months. If the Company wishes to terminate this agreement and my employment hereunder for Cause pursuant to clause (iv)(B) of the preceding sentence because of a misappropriation of the Company’s assets or property (tangible or intangible) other than money, the Company’s notice of termination shall specify the reasons for termination and shall provide me opportunity to cure such misappropriation, giving rise to such notice, within 30 days of receipt thereof, to the reasonable satisfaction of the Board, including curing any damage suffered by the Company as a result thereof. If the Company terminates this agreement for any reason, it shall pay to me all accrued salary and accrued vacation through the date of termination.

(c) If and only if my employment or this Agreement is terminated for Good Reason (as hereinafter defined) during the Initial Term or any subsequent renewal term of this Agreement within twelve (12) months after a Change in Control of the Company (as hereinafter defined) or any reason other than Cause within twelve (12) months after a Change in Control of the Company (as hereinafter defined), then I understand that I will receive the severance benefits provided for in Section 9(b) above and the Company will further be obligated at my option to purchase upon my request all shares of Company stock I may then own and all stock options granted at the then fair market value (as determined by the change of control price if cash transaction or as determined by the Board in good faith if stock or non-cash transaction).

(i) “Change in Control” means the occurrence of any of the following events:

(A) Merger, Consolidation, Etc. The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority (51%) of the combined voting power of the then-outstanding securities of such surviving, resulting or reorganized corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”), as the case may be, immediately prior to such transaction;

(B) Sale of Assets. The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(C) Change in Beneficial Ownership. There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the Voting Stock of the Company; or

(D) Filing of Certain Reports of Change of Control. The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred.

provided, however, that a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, (iv) Chestnut Hill Fuel, LLC or any affiliate thereof, or (v) Advantage Capital Partners IV Limited Partnership, Advantage Capital Partners V Limited Partnership, Advantage Capital Technology Fund, L.L.C. or any affiliate thereof, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(ii) “Good Reason” means that, following a Change in Control and without my written consent,

(A) there has been a significant diminution in the nature or scope of my authority, duties or responsibilities in effect immediately prior to the Change in Control; or

(B) there has been a reduction in my annual base salary in effect immediately prior to the Change in Control or an adverse change in my total compensation such that said compensation and benefits in the aggregate are 10% below my aggregate compensation and benefits in effect immediately prior to the Change in Control, excluding variances for bonuses; or

(C) the principal place of my employment is relocated to a place that is more than 25 miles from the principal place of my employment immediately prior to the Change in Control or I am required to be away from my office in the course of discharging my duties and responsibilities 25% more than was required prior to the Change in Control.

10. (a) Subject to the terms, conditions and restrictions of the Company’s Stock Incentive Plan (the “Stock Option Plan”) and an option agreement with respect thereto, the Company will grant me, as of the date hereof, an option to purchase 191,839 shares (the “Initial Options”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at a price equal to $8.00 per share. I understand that, subject to other terms and conditions of the Stock Option Plan and the option agreement with respect thereto, the Initial Options shall vest as follows: (1) 63,946 shares ninety (90) days after the date hereof, (2) 31,974 shares on July 1, 2001, (3) 31,973 shares on July 1, 2002, (4) 31,973 shares on July 1, 2003 and (5) 31,973 shares on July 1, 2004. I further understand that the Initial Options shall become fully exercisable in the event of Change in Control (as defined in Section 9(c)(i)).

(b) Subject to the terms, conditions and restrictions of the Stock Option Plan and an option agreement with respect thereto, the Company will grant me, as of the date hereof, an option to purchase an additional 127,893 shares (the “Additional Options”) of Common Stock, at a price equal to $10.00 per share. I understand that, subject to other terms and conditions of the Stock Option Plan and the option agreement with respect thereto, the Additional Options shall vest as follows: (1) 31,974 shares on July 1, 2001, (2) 31,973 shares on July 1, 2002, (3) 31,973 shares on July 1, 2003 and (4) 31,973 shares on July 1, 2004. I further understand that the Additional Options shall become fully exercisable in the event of Change in Control (as defined in Section 9(c)(i)).

(c) Subject to my continuous employment by the Company from the date hereof until the applicable Qualified Issuance Grant Date (as defined below) and subject to the terms, conditions and restrictions of the Stock Option Plan and an option agreement with respect thereto, the Company will grant me, as of a date (each date, a “Qualified Issuance Grant Date”) no later than five (5) business days after the consummation of each Qualified Issuance (as defined below), an option to purchase that number of shares of Common Stock equal to two percent (2%) of the Subject Securities (as defined below) (rounded down to the nearest whole number), at a price per share equal to the fair market value of a share of Common Stock as of such Qualified Issuance Grant Date but in no event less than $10.00 per share. All options granted by the Company to me pursuant to this Section 10(c) shall hereinafter be referred to as the “Maintenance Options.” I understand that, subject to other terms and conditions of the Stock Option Plan and the option agreement with respect thereto, each grant of Maintenance Options shall vest as follows: (1) 25% of the shares subject thereto (rounded down to the nearest whole share) on the later of (A) July 1, 2001 or (B) the date of grant, (2) 25% of the shares subject thereto (rounded down to the nearest whole share) on July 1, 2002, (3) 25% of the shares subject thereto (rounded down to the nearest whole share) on July 1, 2003 and (4) all remaining shares subject thereto on July 1, 2004. I further understand that the Maintenance Options shall become fully exercisable in the event of Change in Control (as defined in Section 9(c)(i)). For the purposes of this Section 10(c), the following terms have the following meanings:

(i) “Fully Diluted Shares” means, with respect to the Company’s capital stock and without duplication, all outstanding shares of Common Stock and all shares of Common Stock issuable in respect of outstanding securities convertible into or exchangeable for Common Stock, options, warrants and other rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock; provided that, if any of the foregoing options, warrants or other rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock are subject to vesting, the shares of Common Stock issuable upon the exercise thereof (or issuable upon the exercise thereof and conversion or exchange) that are subject to vesting shall be included in the definition of “Fully Diluted Shares” only upon and to the extent of such vesting; provided further that, if any of the foregoing options, warrants or other rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock have an exercise price per share greater than the fair market value, as of the applicable Qualified Issuance Grant Date, of a share of Common Stock or of one of the securities convertible into or exchangeable for Common Stock, as the case may be, the shares of Common Stock issuable upon the exercise thereof (or issuable upon the exercise thereof and conversion or exchange) shall be not included in the definition of “Fully Diluted Shares;”

(ii) “Qualified Issuance” means any issuance by the Company, on or before December 31, 2001, of any of its securities (other than debt securities with no equity feature) other than securities issued (A) upon conversion of any shares of the Company’s Preferred Stock, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding on the date of this Agreement, (D) to an entity in connection in connection with a loan or lease by that entity, if such loan or lease transaction has been approved by the Board, (E) for services, to executive search firms, professional services firms or other professionals engaged by the Company, (F) pursuant to a firm commitment public offering, (G) pursuant to the exercise of options to purchase Common Stock granted under the Stock Option Plan (including the Initial Options, the Additional Options and any Maintenance Options), and (H) upon the conversion, exchange or exercise of any of the foregoing;

(iii) “Qualified Price Per Share” means the price per share of Common Stock equal to the fraction the numerator of which is $200,000,000 and the denominator of which is the number of Fully Diluted Shares immediately after such Qualified Issuance; and

(iv) “Subject Securities” means (A) if the Company issues the securities in such Qualified Issuance at price per share of Common Stock (assuming, for purposes of determining such price per share, in the case of an issuance of securities convertible into or exchangeable for Common Stock, the conversion or exchange of such securities into shares of Common Stock at the conversion ratio or exchange ratio, as the case may be, in effect on the date of such Qualified Issuance) less than or equal to the

Qualified Price Per Share, the number of securities issued by the Company in such Qualified Issuance on an as-converted to Common Stock basis, and (B) if the Company issues the securities in such Qualified Issuance at price per share of Common Stock (assuming, for purposes of determining such price per share, in the case of an issuance of securities convertible into or exchangeable for Common Stock, the conversion or exchange of such securities into shares of Common Stock at the conversion ratio or exchange ratio, as the case may be, in effect on the date of such Qualified Issuance) greater than the Qualified Price Per Share, the number of securities issued by the Company in such Qualified Issuance on an as-converted to Common Stock basis multiplied by the fraction (1) the numerator of which is $200,000,000 and (2) the denominator of which is the product obtained by multiplying (i) the price per share of Common Stock at which the Company issued securities in such Qualified Issuance (assuming, for purposes of determining such price per share, in the case of an issuance of securities convertible into or exchangeable for Common Stock, the conversion or exchange of such securities into shares of Common Stock at the conversion ratio or exchange ratio, as the case may be, in effect on the date of such Qualified Issuance) by (ii) the number of Fully Diluted Shares immediately after such Qualified Issuance.

(d) I understand that Section 10(c) of this Agreement, any and all obligations of the Company thereunder and any and all of my rights thereunder shall terminate upon the earliest to occur of (i) the end of the fifth business day after the consummation of the first Qualified Issuance, after the date hereof, at a price per share of Common Stock (assuming, for purposes of determining such price per share, in the case of an issuance of securities convertible into or exchangeable for Common Stock, the conversion or exchange of such securities into shares of Common Stock at the conversion ratio or exchange ratio, as the case may be, on the date of such Qualified Issuance) greater than Qualified Price Per Share, (ii) immediately prior to the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-l (or its then equivalent) under the Securities Act of 1933, as amended, (A) with the gross proceeds to the Company (before underwriting discounts and commissions and offering expenses) of $20,000,000 or more and (B) which has a price per share to the public of not less than $24.00 (such price per share appropriately adjusted for stock splits, dividends and combination), (iii) the termination of my employment, or the interruption of my continuous employment from the date hereof, by the Company for whatever reason, and (iv) January 1, 2002.

11. I represent that my performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I understand that any disclosure to the Company of any proprietary information obtained prior to my employment by the Company may subject me to criminal penalties under the Economic Espionage Act of 1996. I have not entered into, and I shall not enter into, any agreement either written or oral in conflict with this Agreement.

12. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

13. Any amendment to or modification of this Agreement, or any waiver of any provisions hereof, shall be in writing and signed by the Company. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

14. This Agreement shall be effective as of the date entered above. My and the Company’s obligations under this Agreement shall survive the termination of my employment in accordance with their terms regardless of the manner of such termination and shall be binding upon my and the Company’s successors, assigns, heirs, executors, administrators and legal representatives.

15. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflict of laws of such state. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the laws of the State of Louisiana and shall only be commenced and maintained in any court in Jefferson Parish or federal court located in the Eastern District of such state, and I and the Company hereby submit to the jurisdiction and venue of such courts.

17. I understand that this Agreement is the entire understanding and agreement between the parties with respect to the matters addressed herein and that it supersedes all other agreements and understandings, oral or written, between me and the Company.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of the date first above written.

/s/ Ronald F. Clarke
Signature

Ronald F. Clarke
Name - Please Print

COMPANY

BY:

TITLE:

EXHIBIT C

DEFINITIONS

The term “Company” shall include Fleetman, Inc. and any of its subsidiaries, divisions, or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

The term “Company Documentation” shall mean notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature and in any form, whether written, printed, or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs.

The term “Confidential Information” shall mean any information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential or that is maintained by the Company as confidential. Such Confidential Information shall include, but is not limited to, trade secrets and/or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals.

The term “Development” shall mean any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes (including but not limited to the Semiconductor Chip Protection Act) or subject to analogous protection).